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                                  EXHIBIT 10.1
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                    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                PURSUANT TO S. C. CODE SECTION 15-48-10 ET SEQ.


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated to be effective as of December 12, 1996 (the "Agreement"), is made and entered into by and among FIRST UNION NATIONAL BANK OF SOUTH CAROLINA, a national banking association with its principal place of business located in Greenville, South Carolina ("First Union"), CAMBRIDGEBANC, INC. a corporation organized and existing under the laws of the State of South Carolina (the "Borrower"), and RSI HOLDINGS, INC., a corporation organized and existing under the laws of the state of North Carolina ("RSI");

                             Preliminary Statement

         Borrower originates mortgage loans secured by first, second, and third lien priority mortgages on residential properties located primarily in South Carolina, North Carolina and Georgia. Borrower customarily sells and transfers such mortgage loans and the collateral therefor to certain purchasers or investors within a reasonable time after the making of said loans. Borrower has requested and First Union has agreed to extend a revolving line of credit loan to the Borrower in the original principal amount of up to Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Loan") pursuant to the terms and conditions of this Agreement (as this Agreement may be amended, modified or restated in the future). Advances under the Loan will be used by Borrower to finance FHA Title I and Conventional Loan Mortgage.

         NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the following meanings:

         Section 1.1 "Advance" means that portion of the Loan proceeds of the Committed Amount disbursed by First Union upon request from time to time by Borrower.

         Section 1.2 "Bailee Agreement" means the Bailee Agreement between Borrower, First Union and Purchaser in the form set forth in Exhibit A attached hereto.

         Section 1.3 "Business Day" means any day upon which banks are open for business in Greenville, South Carolina.

         Section 1.4 "Capital Contribution Agreement" means that certain Capital Contribution Agreement between Borrower, RSI, and First Union dated of even date herewith and attached hereto as Exhibit B.

         Section 1.5  "Collateral" means, collectively, (i) the Mortgage Notes,
(ii) all other documents and instruments executed in connection with the closing of a Mortgage Loan including, without limitation, all Mortgages, and
(iii) all products and proceeds of any of the foregoing, including without limitation all insurance proceeds relating thereto, whether now owned or hereafter acquired, wherever located.
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         Section 1.6  "Collateral Documents" means the Mortgage Notes, Mortgage and other documents delivered to First Union by Borrower pursuant to Section 2.3.3.

         Section 1.7 "Committed Amount" means the principal amount of up to Five Hundred Thousand and no/100 Dollars ($500,000) which may be advanced by First Union under the Note, subject to the limitations and conditions in this Agreement.

         Section 1.8 "Consolidated Tangible Net Worth" means, at any time as of which the amount thereof is to be determined, the consolidated total assets of Borrower less consolidated total liabilities of Borrower, excluding debt fully subordinated to the Loan (if any), after subtracting therefrom the aggregate amount of any intangible assets of Borrower, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, all computed in accordance with GAAP applied on a consistent basis.

         Section 1.9 "Controlled Cash Flow Account" means account no. 2010000314483 maintained by Borrower at First Union's principal banking office in Greenville, South Carolina until Borrower and Lender enter into the Controlled Cash Flow Plus Services Description And Master Agreement pursuant to which a new account with First Union shall supplant the aforementioned account as the Controlled Cash Flow Account, each of which accounts shall be for the purpose of facilitating Advances under this Agreement.

         Section 1.10 "Controlled Cash Flow Plus Services Description and Master Agreement" means that certain Controlled Cash Flow Plus Services Description and Master Agreement between First Union and Borrower.

         Section 1.11 "Conventional Loan Mortgage" means a mortgage securing a non-insured consumer loan originated by Borrower, the proceeds of which the individual borrower agreed to use for a home improvement project or debt consolidation.

         Section 1.12 "Default" means any event, occurrence or condition that, with the giving of notice, lapse of time, or both, would constitute an Event of Default.

         Section 1.13 "Event of Default" means any of the occurrences described as such in Article IX hereof.

         Section 1.14 "FHA Mortgage" means a mortgage that is either partially or completely insured by the Federal Housing Administration of the United States Department of Housing and Urban Development, or its successor (the "FHA"), under the National Housing Act or Title I of the Housing Act of 1934 or with respect to which there is a current, binding and enforceable commitment issued by the FHA to insure such mortgage.

         Section 1.15 "GAAP" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or that have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

         Section 1.16 "Indebtedness" means, with respect to Borrower, all indebtedness of Borrower for borrowed money, all indebtedness of Borrower for the acquisition of property other than purchases of products and merchandise in the ordinary course of business,
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indebtedness secured by any lien on the property of Borrower, whether or not such indebtedness is assumed, all liability of Borrower by way of endorsements (other than for collection or deposit in the ordinary course of business); all contingent obligations; all capitalized leases and other items which in accordance with GAAP are classified as liabilities on a balance sheet; provided, however, that in no event shall the term Indebtedness include trade payables incurred in the ordinary course of business, capital stock, surplus and retained earnings, minority interest in the common stock of subsidiaries, reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

         Section 1.17 "Loan Documents" means this Agreement, the Note, the Security Agreement, the Capital Contribution Agreement, and all other instruments, documents and agreements executed and/or delivered pursuant to the terms of this Agreement and any and all amendments modifications and/or extensions to any of the foregoing.

         Section 1.18 "Mortgage" means any mortgage executed by a Mortgagor pursuant to a Mortgage Loan as security for obligations under its respective Mortgage Note.

         Section 1.19 "Mortgage Loan" means any mortgage loan to finance an FHA Mortgage or a Conventional Loan Mortgage which First Union has determined in its reasonable sole discretion to be acceptable as security for the Note (i) which has been made to a Mortgagor by Borrower and (ii) for which a Purchase Commitment been issued to Borrower.

         Section 1.20 "Mortgage Note" means a secured promissory note executed by a Mortgagor to evidence indebtedness for a Mortgage Loan.

         Section 1.21 "Mortgagor" means a person who has received a Mortgage Loan originated by Borrower.

         Section 1.22 "Note" means the promissory note from Borrower to First Union dated of even date herewith in the principal amount of up to $500,000.00 substantially in the form set forth in Exhibit C attached hereto, together with any renewals or extensions thereof or substitutions therefor, and any modifications or amendments thereto.

         Section 1.23 "Permitted Liens" means those liens set forth on Rider A attached hereto and incorporated herein by reference or those approved by First Union in writing in its sole discretion.

         Section 1.24 "Prime Rate" means that rate of interest per annum announced by First Union in Greenville, South Carolina from time to time as its "Prime Rate." The Prime Rate is one of several interest rates used by First Union in calculating interest on loans to its customers and is not necessarily the best or lowest interest rate offered by First Union.

         Section 1.25 "Purchase Commitment" means the written agreement or confirmation of a Purchaser to purchase from Borrower, in accordance with the requirements set forth by such Purchaser, one or more specified Mortgage Notes and related Mortgages which agreement or confirmation was received prior to the date that an Advance funding of the respective Mortgage Loan was made.

         Section 1.26 "Purchase Price" means the amount to be paid by a Purchaser to Borrower as set forth in a Purchase Commitment for the purchase of any specified Mortgage Note(s) and related Mortgage(s).

         Section 1.27  "Purchaser" means any person or entity reasonably
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acceptable to First Union that has issued a Purchase Commitment with respect to the purchase of a Mortgage Note or Mortgage Notes and related Mortgage or Mortgages. First Union's entering into a Bailee Agreement with a potential Purchaser shall be deemed to constitute approval of such entity as a Purchaser.

         Section 1.28 "Security Agreement" means the Security Agreement from Borrower to First Union in which Borrower grants to First Union a first priority security interest in the Collateral.

         Section 1.29 "Termination Date" means April 30, 1998, or such later date as may be designated in writing from time to time by First Union in its sole discretion.

         Section 1.30 Other Terms. All of the terms defined in this Agreement shall have such defined meaning when used in the Exhibits attached hereto unless expressly provided otherwise therein or the context of the Exhibit shall require otherwise. All references to Borrower and to First Union shall be deemed to include any successor or permitted assign of either thereof. The terms "hereof," "herein," "hereunder," "hereto," and similar terms shall be deemed to refer to this Agreement as a whole and not to any particular provision thereof, unless the context shall clearly require otherwise.

                                   ARTICLE II

                                    THE LOAN

         Section 2.1 Amount of Loan; Limitation on Advances. Subject to the terms, provisions, conditions and warranties of this Agreement, First Union shall from time to time during the term of this Agreement, and subject to the express limitations set forth in Section 2.2 or elsewhere in this Agreement, advance to Borrower such amounts as Borrower may reasonably request up to the Committed Amount. In accordance with the terms of this Agreement, such Advances may be advanced, paid down, and readvanced, but may not, when aggregated at any one time outstanding, exceed the lesser of (i) the Committed Amount or (ii) one hundred percent (100%) of the aggregate amounts disbursed and outstanding by Borrower under all Mortgage Notes offered to and accepted by First Union as Collateral hereunder. The provisions of this Section 2.1 shall limit the obligation of First Union to make Advances hereunder.

         Section 2.2 Paydown of Unpurchased Mortgage Loan Advances. In the event that (i) First Union has not received from Borrower the Purchase Price of a Mortgage Note in accordance with Section 5.4 or (ii) Section 5.2 is not fully complied with, Borrower promptly shall repay, by such means as required by First Union in its sole reasonable discretion, any portion of the outstanding principal balance of the Loan equal to the amount advanced by First Union to finance the particular Mortgage Loan(s) evidenced by such unpurchased Mortgage Note.

         Section 2.3  Procedure for Advances

                 2.3.1 Advance Requests. Borrower shall submit to First Union a written request stating the amount of a requested advance ("Advance Request"), certifying that Borrower has received the Collateral Documents required by
Section 2.3.3, and committing Borrower to deliver any original instruments (accompanied by a cover letter in the form attached to the Bailee Agreement as Exhibit A) to Purchaser as bailee for First Union pursuant to a Bailee Agreement between Purchaser, First Union and Borrower. Such Advance Request shall also certify
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compliance by Borrower with all Loan Documents and be reasonably acceptable to
First Union in all respects. First Union shall accept a facsimile of the Advance Request and/or any accompanying document(s) until originals may be delivered to First Union.

                 2.3.2    Funding Advances; Controlled Cash Flow Account.
First Union shall not be obligated to fund any Advance unless and until all requirements of this Agreement have been satisfied, including without limitation delivery by Borrower of an Advance Request and the Collateral Documents required by Section 2.3.1 and 2.3.3, respectively. Upon its satisfaction that the procedures for funding a Requested Advance have been fulfilled and provided availability exists under the Loan in accordance with
Section 2.1, First Union will make Advances under the Loan into Borrower's Controlled Cash Flow Account pursuant to customary methods of manual account management used by First Union in similar situations until Borrower and First Union have executed the Controlled Cash Flow Plus Services Description and Master Agreement which then shall control the making of Advances. No Advances will be made (i) in an amount less than $1,000.00, (ii) if the Controlled Cash Flow Plus Services Description and Master Agreement has been breached by Borrower or terminated for any reason, or (iii) after the Termination Date unless this Loan has been renewed. First Union shall monitor Borrower's Controlled Cash Flow Account daily to determine if there are any funds in excess of those required as of 11:00 a.m. eastern standard time (or such other time as designated by First Union) to cover all items presented for payment to such account as of such time (the "Excess Funds"). To the extent that Excess Funds exist, First Union will debit Borrower's Controlled Cash Flow Account by the amount of such Excess Funds and apply such Excess Funds to the repayment of the interest and then principal balances due on the Loan.

                 2.3.3 Delivery of Collateral Documents. If Borrower shall desire First Union to make Advances under the Note or under any other note evidencing the Loan, prior to each Advance Borrower shall deliver to Purchaser, as bailee for First Union as described in the relevant Bailee Agreement, originals or copies, as distinguished hereinbelow, of the following Collateral Documents and items and, upon First Union's request, faxes or copies of all Collateral Documents to First Union, all acceptable to First Union in its sole discretion, such documents to be used as Collateral for their respective Mortgage Loan Advances:

         (a) The original Mortgage Note of the Mortgagor, together with a separate Assignment of Mortgage and Mortgage Note in the form of Exhibit D attached hereto and incorporated herein by reference, which Assignment of Mortgage and Mortgage Note shall assign such Mortgage Note in blank and shall be firmly affixed to such Mortgage Note.

         (b) A copy of the check payable by Borrower to Mortgagor delivered at closing of the Mortgage Loan.

         (c) Any other original instruments or documents related to the respective Mortgage Loan reasonably required by First Union, in its sole discretion.

         In addition, Borrower shall deliver to First Union a copy of the Purchase Commitment related to the Mortgage Loan and the related Mortgage Note.

         First Union shall have the right for any reason, at any time during the term of the Loan, to (i) request that the original Collateral Documents for any Mortgage Loan be delivered directly to First Union and not directly to the Purchaser as described above and (ii) request that any Collateral Documents for any Mortgage Loan be delivered from the
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Purchaser to First Union in accordance with the relevant Bailee Agreement.

         2.3.4 Assignments. Borrower agrees that, with respect to each document specified in Section 2.3.3(a), Borrower will obtain and deliver to Purchaser, as bailee for First Union, such assignments and such other documents, duly executed by Borrower, as may be reasonably required by First Union to obtain, perfect and maintain a first and prior security interest therein, or to acquire the rights of Borrower therein.

         2.3.5 Copies of Documents. At First Union's sole option, First Union may allow Purchaser to accept delivery of copies or facsimiles of the original documents referenced in Section 2.3.3 of this Agreement accompanied by certification from Borrower that it has received such documents in connection with the closing of a Mortgage Loan until the originals of such Collateral Documents may be delivered to Purchaser. Subject to the provisions of Article V, in the event the above action is necessary, Borrower shall hold the originals of such documents in trust for First Union and shall promptly upon availability of the original documents deliver said originals to Purchaser or, promptly following the demand of First Union, deliver such documents that are in the Borrower's possession (as opposed to the possession of the Purchaser) to First Union. Provided that with regard to a Mortgage, the original shall be delivered to Purchaser (or First Union if First Union holds the Collateral Documents for any reason) only after recording in the appropriate real property records.

         Section 2.4 Expiration of First Union's Commitment. First Union's commitment to made Advances hereunder shall continue in full force and effect until the Termination Date; provided, however, that the obligations of Borrower hereunder and the rights, remedies, powers and privileges of First Union under the Loan Documents shall continue in full force and effect until such obligation has been paid and performed in full.

         Section 2.5 Payment of Fees and Costs. Borrower shall pay all costs, expenses, and fees (including any and all recording fees and reasonable attorney's fees) associated with the Loan, and any extensions, renewals, amendments or modifications thereof.

         Section 2.6 Facility Fees. Borrower shall pay to First Union a fee of Fifty and no/100 Dollars ($50.00) for each originated Mortgage Loan funded by an Advance under the Loan as a condition precedent to any Advance.


                                  ARTICLE III

                                  USE OF FUNDS

         The Advances by First Union shall be used by Borrower solely for the purpose of making Mortgage Loans to finance FHA Mortgages and Conventional Loan Mortgages which are approved by First Union as sufficient security for such Advances.
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                                   ARTICLE IV

                              PAYMENT AND SECURITY

         Section 4.1 Amount of the Note. Contemporaneously with the execution of this Agreement, Borrower will execute and deliver to First Union the Note, dated the date of this Agreement, in the stated principal amount of Five Hundred Thousand and no/100 Dollars ($500,000). All Advances made by First Union to Borrower shall be evidenced by the Note.

         Section 4.2 Interest Rate. The outstanding principal balance of the Note shall bear interest at the Prime Rate plus one percent (1.00% or 100 basis points) per annum, as that rate may change from time to time, said changes to be effective as of the effective date of each change in First Union's Prime Rate, provided, however, that upon the occurrence of a Default or an Event of Default hereunder and for so long as the Event of Default continues, the rate of interest on the unpaid principal shall, at the option of First Union, be increased to three percent (3%) over the rate set forth herein, and/or to the extent permitted by law, a late charge may also be imposed in an amount not to exceed five percent (5%) of the unpaid portion of any payment in default for more than fifteen (15) days. Interest shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed.

         Section 4.3 Note Payments. Subject to the provisions of Section 5.3 hereof, Borrower shall pay the principal of and interest on the Note in accordance with its terms. Each payment of principal and/or interest due hereunder shall be made in lawful money of the United States of America and in immediately available funds at such place in Greenville, South Carolina as First Union shall from time to time designate by notice to Borrower.

         Section 4.4 Security Interest. To secure payment and performance of the Note and the obligations of Borrower hereunder, Borrower hereby grants and assigns to First Union first and prior liens on and security interests in and to the Collateral, including but not limited to all Mortgage Notes in connection with all Mortgage Loans originated by Borrower.

         Section 4.5 Further Assurances. In furtherance of the creation of a security interest in the Collateral, Borrower agrees to take such other reasonable action and to execute, obtain, acknowledge and deliver such other and further documents as First Union may reasonably request for the pledging, assigning, granting, confirming, continuing and perfecting of First Union's security interest in the Collateral.

         Section 4.6 Enforcement of the Note. Nothing herein contained shall affect or impair First Union's right, which is absolute and unconditional, to enforce the payment of the Note; provided, however, that First Union may not enforce, or demand enforcement of, any rights or liens with respect to the Collateral except upon the terms and conditions stated elsewhere in this Agreement and the Loan Documents.

         Section 4.7 Offset. Borrower shall be deemed directly obligated to First Union in the full aggregate amount outstanding under the Note at any given time, and First Union shall be entitled to exercise the rights of offset and/or banker's lien against the interest of Borrower in and to each and every account and other property of Borrower which is in the possession of First Union to the extent of such amount, except accounts with respect to which Borrower is designated as a trustee or an
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escrow agent in respect of bona fide third parties, not including any person who is affiliated with or controlled by, or has an interest in, Borrower or in which Borrower has an interest.

                                   ARTICLE V

                PURCHASE COMMITMENTS AND SALE OF MORTGAGE NOTES

         Section 5.1 Compliance with Purchase Commitments. Prior to any Advance, Borrower shall, upon request of First Union, satisfy First Union that Borrower can meet the requirements of the Purchase Commitment(s) covering the Mortgage Notes offered to and accepted by First Union as Collateral hereunder in connection with the Advances. Borrower shall follow the procedures provided in any such Purchase Commitment, including, without limitation, provision for notice to the Purchaser of First Union's security interest in any such Mortgage Note.

         Section 5.2 Sale of Mortgage Notes; Pledge of Borrower's Account; Acknowledgment of Bailment. With respect to each Mortgage Loan, Borrower agrees that the Mortgage Note and Collateral Documents shall be sold to the Purchaser who issued the Purchase Commitment covering the Mortgage Note within the time provided in the Purchase Commitment (which shall be no more than fifteen (15) days from the date of the Advance funding the respective Mortgage
Loan) and that such Purchaser shall be instructed to pay the Purchase Price thereof directly to Borrower who shall then pay such amounts to First Union in the manner required by First Union herein. Borrower agrees to deliver the originals of the Mortgage, Mortgage Note, the Collateral Documents and any and all other documents required herein for each Mortgage Loan directly to the Purchaser under cover of a bailee letter in form and content acceptable to First Union (substantially in the form attached to the Bailee Agreement attached hereto as Exhibit A), and, upon First Union's request, to provide copies of all such documents, along with any other documents requested by First Union, to First Union. Borrower acknowledges that failure of Purchaser to comply with the terms of the bailee letter, shall result in Borrower being required to repay the Loan, or a portion thereof, in accordance with the terms of Section 2.2.

         Section 5.3 Application of Purchase Price. Upon receipt by First Union from Borrower of the Purchase Price paid by any Purchaser for a Mortgage Note, First Union will apply the same in reduction of the outstanding balance of the Loan. First Union agrees to release to Borrower any portion of the Purchase Price paid by the Purchaser in excess of the amount advanced by First Union for such Mortgage Note, unless an Event of Default under Section 9.1 has occurred and is continuing.

         Section 5.4  Removal of Mortgage Notes.  In the event that
Borrower does not sell a Mortgage Note to a Purchaser or First Union has not received the full Purchase Price from the Purchaser within (a) fifteen (15) days from the date First Union advances funds to Borrower to finance the Mortgage Loan as evidenced by such Mortgage Note, then Borrower, promptly following the request of First Union, shall remove such Mortgage Note and Mortgage from the Collateral and repay the outstanding principal balance of the Loan, in accordance with Section 2.2, by an amount equal to the amount advanced by First Union for any Mortgage Loan evidenced by such removed Mortgage Note and Mortgage.
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                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to First Union that:

         Section 6.1 Existence. It is a corporation duly organized, validly existing and in good standing under the laws of South Carolina, and possesses all requisite authority and power to own its properties and to conduct its business as currently conducted; and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary.

         Section 6.2 Financial Condition. The financial condition of Borrower is the same as or better than was represented to First Union by Borrower in financial reports furnished to First Union at the time of Borrower's application for the Loan, which financial reports stated an initial equity contribution of RSI of at least $500,000.00 in the form of United States Treasury Bills and the form of such equity contribution has not been reduced or changed except the form of such equity contribution may have been changed to
(i) deposits and/or certificates of deposit with First Union or any other Federally Insured Savings Institution approved by First Union in its sole discretion, (ii) any other United States Government or United States Government Agency obligation with a maturity of five (5) years or less, (iii) any form of equity approved by First Union in its sole discretion, or (iv) any combination of the above.

         Section 6.3 Power and Authority. It is duly authorized to enter into, execute and deliver this Agreement, to undertake the transactions contemplated by this Agreement, and to carry out its obligations hereunder.

         Section 6.4 Corporate Action. The Loan and the execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action.

         Section 6.5 Enforceability. When duly executed and delivered on behalf of Borrower, and assuming the due authorization, execution and delivery by First Union of this Agreement and the Security Agreement, this Agreement, the Security Agreement and the Note shall constitute valid and binding obligations of Borrower enforceable in accordance with their terms.

         Section 6.6 Compliance. The execution, delivery and performance of and compliance with the terms of this Agreement, the Note, the Security Agreement and the other Loan Documents will not cause Borrower to be: (i) in violation of any applicable laws which could have any material adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of this Agreement, the Note, the Security Agreement, or the other Loan Documents; or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) under any agreement or instrument to which Borrower is a party or under which Borrower or any of its property is bound, and which would materially adversely affect Borrower. The execution, delivery and performance of this Agreement and the other Loan Documents will not give rise to any lien, or any obligation to grant a lien, under any contract, agreement to other instrument to which Borrower is a party or which may be applicable to Borrower or any of its property, except as otherwise provided herein.

         Section 6.7 Actions and Proceedings. There are no pending or threatened orders, claims, actions, investigations or proceedings before or by any court, arbitrator or governmental or administrative body or agency, whether or not covered by insurance, which may materially adversely affect the properties, business or condition, financial or otherwise, of Borrower or in any way materially adversely affect or call into question (i) the power and authority of Borrower to enter into or perform this Agreement, the Note, the Security Agreement or other Loan Documents or (ii) the title to his or her office of any officer or director of Borrower.

         Section 6.8 Condition of Mortgaged Premises. On the date of each Mortgage, the property covered by that Mortgage shall consist of land and a building thereon which is completed and ready for occupancy as one to eight family dwellings.

         Section 6.9 Property Insurance. Borrower shall require of each Mortgagor that the building or buildings on the property covered by each Mortgage will be kept continuously insured at all times by a responsible insurance company reasonably acceptable to First Union against fire and extended coverage hazards with a New York standard mortgagee clause, without contribution, with loss payable to Borrower and its successors and assigns.
The policy shall be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage Loan without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies.

         Section 6.10 Lien. Each Mortgage shall constitute an enforceable lien on the property covered by the Mortgage subject only to exceptions which in the judgment of First Union and its legal counsel do not impair the priority of the lien or the quality of the title. Any title insurance policy insuring said lien (in the event that title insurance is required by the respective Purchaser) shall be issued in favor of Borrower and its successors and assigns and shall contain no exceptions that would prohibit the Mortgage Note from being sold to a Purchaser.

         Section 6.11 No Default Under Mortgage Note. At the time of transfer of any Mortgage Note to First Union, no event of default under such Mortgage Note as to payment of any installment of principal or interest or otherwise shall have occurred and be continuing.

         Section 6.12 No Default Under Agreement. There is not now and will not be at the time of any Advance, a Default or an Event of Default hereunder, or under the Note or under any other note evidencing the Loan, or under any of the other Loan Documents or any circumstances which, with notice or lapse of time or both, could become an Event of Default hereunder or thereunder.

         Section 6.13 Disclosure Requirements. In connection with each Mortgage and the loan transaction evidenced and secured thereby, all requirements of the Truth in Lending Act, as amended, and of Regulation Z of the Board of Governors of the Federal Reserve System, any similar state statute or regulation, the Real Estate Settlement Procedures Act of 1974, as amended (and Regulation X promulgated thereunder), and any other applicable federal or state consumer protection act, rule or regulation will have been fully satisfied and complied with in all material respects.

         Section 6.14 Enforceability of Mortgage. With respect to each Mortgage Loan financed pursuant to an Advance: (i) the Mortgage and Mortgage Note will have been duly and validly executed, issued and delivered by the Mortgagor and will constitute the valid and legally binding obligations of the Mortgagor enforceable in accordance with their terms; (ii) to the best knowledge of Borrower compliance by Mortgagor with such Mortgage and Mortgage Note will not violate any law, or any other instrument or agreement binding upon Mortgagor; and (iii) all applicable requirements of all laws, rules, orders and regulations of any governmental authority having jurisdiction over such Mortgage, Mortgage Note and Mortgagor will have been fully satisfied and complied with in all material respects.

         Section 6.15 ERISA. Each Employee Benefit Plan as defined in the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Borrower or by any subsidiary of Borrower (if any) meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA and all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no "reportable event" (as defined by ERISA) has occurred with respect to any such plan.

         Section 6.16 No Untrue Statements. Neither this Agreement, the other Loan Documents nor any other agreements, reports, schedules, certificates or instruments heretofore or simultaneously with the execution of this Agreement delivered to First Union contains any material misrepresentation or untrue statement or fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading.

         Section 6.17 Solvency. Borrower is now, and after giving effect to the Loan will be, able to pay its debts as they become due in the ordinary course of business.

         Section 6.18 Subsidiaries. Except as set forth on Exhibit E attached hereto and incorporated herein by reference, Borrower does not own any shares of the capital stock of any company.

         Section 6.19 Survival of Warranties and Representations. Borrower covenants, warrants and represents to First Union that all representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and at the time of each Advance, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto and any investigation at any time made by or on behalf of First Union shall not diminish First Union's right to rely thereon.


                                  ARTICLE VII

                                   COVENANTS

         Section 7.1 Affirmative Covenants. Unless otherwise approved by First Union in writing

         7.1.1 Payment of Obligations. Borrower will make all of the payments required by the terms of the Note and this Agreement.

         7.1.2 Use of Proceeds. Borrower will use the Advances only in accordance with the terms of this Agreement.

         7.1.3 Value of Collateral. Borrower will refrain from any act or omission that would materially adversely affect the security value of the Collateral or that would result in the creation of a security interest, lien, charge, or encumbrance in favor of anyone other than

First Union in or upon the Note or the Collateral.

         7.1.4 Inspection and Audits of Books and Records. Borrower will maintain complete and accurate records and books of account in accordance with GAAP, including, without limitation, records covering all collections and other proceeds of each Mortgage Loan, and all payments from a Purchaser with respect to a Mortgage Loan. Borrower will permit First Union to inspect and to audit all such records and books and supporting data and to make copies and abstracts therefrom at its place of business at any time, and from time to time, upon reasonable notice, during ordinary business hours; and upon request of First Union, will furnish to First Union any information with respect to any Mortgage Loan. First Union agrees to conduct any inspection or audit in such a manner so as not to unreasonably interfere with Borrower's business operations.

         7.1.5 Business Continuity. Borrower will conduct its business in substantially the same manner and in substantially in the same areas as such business is now and has heretofore been carried on and conducted.

         7.1.6 Corporate Existence and Properties. Borrower will comply in all material respects with all applicable statutes, laws and regulations, maintain its corporate existence, and maintain, preserve and keep its property and assets in good repair, working order and condition.

         7.1.7 Insurance; Notice of Claims. Borrower will maintain in effect at all times and at its expense with nationally reputable companies, insurance policies of such type, against such risks and in amounts at least equal to that carried by persons in a business of similar size and nature and any additional insurance policies as may be required by any applicable regulatory agencies. Borrower shall promptly advise First Union of any embezzlement, fraud, dishonesty, material errors or omissions within its organization, whether or not First Union's funds are involved or claim is filed with an insurer, and in addition, shall promptly notify First Union upon receiving notice from an insurer that the insurer intends to cancel, reduce or not renew or restrictively modify any coverage rendered in connection with any fidelity coverage, or any other insurance coverage carried by Borrower. Borrower shall in addition maintain insurance coverage in such amounts and in such companies as First Union may from time to time reasonably require, including but not limited to fidelity insurance policies, and shall pay promptly all premiums therefor when due.

         7.1.8 Governmental Approval. Borrower will keep in full force and effect such governmental approvals as may be necessary to comply with the governmental requirements, if any, relating to the conduct of its business, as such requirements may exist from time to time.

         7.1.9 Payment of Taxes, etc. Borrower will promptly pay all taxes and other governmental charges or levies imposed upon it or upon its income or profits or upon any property belonging to Borrower before the same shall become in default, and all lawful claims for labor, materials, and supplies which, if unpaid, might become a lien or charge upon its property or any part thereof; and promptly pay and discharge when due all debts, accounts, liabilities, and charges now or hereafter owing by Borrower and maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with GAAP; provided, however, that Borrower may delay paying or discharging any such taxes, charges, claims, or liabilities so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall set aside on its books adequate reserves with respect thereto in accordance with GAAP; and shall pay such taxes, charges, claims, or liabilities before the property subject thereto shall be sold to satisfy any lien which is attached as security therefor, whether by law or otherwise, and before any judgment shall attach to any property of Borrower.

         7.1.10 Litigation; Material Adverse Changes; Event of Default. Borrower will promptly notify First Union of (i) the existence and status of any litigation, (ii) any material adverse change in the financial condition or the business of Borrower, (iii) any material change in Borrower's management personnel, (iv) any change in any material fact or circumstances represented or warranted in this Agreement, (v) the occurrence of any Default or Event of Default hereunder, (vi) the occurrence of a default under any material agreement, contract, or other instrument to which Borrower is a party or by which any material portion of its properties is bound or the acceleration of the maturity of any Indebtedness of Borrower in excess of an aggregate amount of $25,000.00, and (vii) the receipt by Borrower of any notice of termination or cancellation in whole or in part of any material contracts.

         7.1.11 Maintain Security Interests. Borrower will perform all such acts and execute such instruments and documents as First Union may reasonably request in order to enable First Union to report, file and record every instrument that First Union may deem necessary to perfect and maintain the security interests granted hereby in favor of First Union and to preserve and protect the rights of First Union hereunder and reimburse First Union for all costs incurred in connection therewith.

         7.1.12 Depository Relationship. Borrower will maintain its primary depository accounts with First Union.

         7.1.13 Financial Statements. (i) Borrower and RSI will each deliver to First Union, as soon as available and in any event within ninety
(90) days after the last day of each fiscal year-end during the term of the Loan, audited financial statements indicating the respective company's financial condition and results of operations as of and for the year ended on such last day accompanied by the opinion, without material disclaimer or qualification, of RSI's independent certified public accountants as of the closing date of the Loan, that such financial statements were prepared in accordance with GAAP and represent fairly the financial condition and results of operations of the respective company, and (ii) deliver to First Union, as soon as available and in any event within thirty (30) days after each fiscal month-end, internally prepared financial statements indicating the financial condition and results of operations of Borrower (a) as of and for such month and (b) as of and for the period from the beginning of the current fiscal year to such last day, accompanied by a certificate executed by the President, chief financial officer or chief accounting officer of Borrower certifying as to the truth and accuracy of the financial statements and that, to the best of his/her knowledge, such financial statements were prepared in accordance with GAAP. All financial statements must be in form and content reasonably acceptable to First Union and must include balance sheets, profit and loss statements, and a statement of cash flows with a supporting schedule. In the event RSI changes its certified public accountants prior to the Termination Date, First Union shall approve, in its sole discretion, the certified public accountants preparing the financial statements required in (i) above for the remainder of the term of the Loan.

         7.1.14 Observe all Laws. Borrower will conform to and duly observe all applicable laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business.

         7.1.15  Capital Contribution Agreement.  Through the
Termination Date, RSI will provide any capital contributions to Borrower necessary to enable Borrower to maintain a minimum Consolidated Tangible Net Worth of Borrower of $500,000.00, as more specifically described in the Capital Contribution Agreement.

         7.1.16 Operating Losses. RSI will fund any operating losses incurred by Borrower in accordance with the Capital Contribution Agreement.

         7.1.17 Forms of Equity. Borrower and RSI will maintain at least $500,000.00 worth of equity of Borrower as (i) First Union deposits and/or certificates of deposits, (ii) deposits and/or certificates of deposit of any other Federally Insured Institutions approved by First Union in its sole discretion, (iii) United States Government or United States Government Agency Obligations with a maturity of five (5) years or less, (iv) any form approved by First Union, or (v) any combination of the above.

         7.1.18 Future Purchasers. Before selling Mortgage Loans to Purchasers who are not Purchasers as of the closing date of the Loan, Borrower will submit the names of such potential Purchasers and any other information reasonably required by First Union to First Union for approval, in its sole reasonable discretion, and upon receipt of such approval by First Union, shall require such Purchaser to execute a Bailee Agreement prior to the execution of any Purchase Commitment or the sale of any Mortgage Loan to such potential Purchaser.

         Section 7.2 Negative Covenants of Borrower. Borrower covenants and agrees that, until payment in full of the Loan, Borrower will not, without the prior written consent of First Union:

         7.2.1 Merger or Consolidation; Acquisitions. Directly or indirectly merge or consolidate with or acquire any of the capital stock or assets of any corporation.

         7.2.2 Sale of Assets. Directly or indirectly sell or otherwise dispose of (through liquidation, dissolution or otherwise) all or any substantial amount of its assets, whether tangible or intangible, other than sales and dispositions of Mortgage Notes and related instruments in the ordinary course of business for fair and adequate consideration.

         7.2.3 Conduct of Business. Except as expressly permitted herein, engage in any business or conduct any operations other than the business of extending and/or selling FHA guaranteed and Conventional Loan Mortgages or similar business activities or make any material expenditure or commitment or incur any material obligation or enter into or engage in any material transaction except in the ordinary course of such business.

         7.2.4 Distributions or Redemption of Stock. Declare, make or incur any liability to make, during any fiscal year, any cash dividends or declare, make or incur any liability to make any other distributions on account of any shares of any class of capital stock of Borrower or purchase, redeem or otherwise acquire or retire or make any provision for retirement of any such shares or distribute through loans, or any other method, cash, capital funds or other assets of Borrower to any shareholder unless otherwise specifically permitted hereby.

         7.2.5 Transfer of Mortgage Notes. Modify, waive, execute, deliver, consent to or suffer to exist any release, termination, discharge, substitution or satisfaction of, or assign or otherwise dispose of, except as permitted or required hereby or under the Loan Documents, any Mortgage Note and/or other Collateral then held by or for First Union; or release any security therefor or obligor thereon; or cause or suffer any such Collateral to become ineligible for, or lose any benefit of, sale to a Purchaser or any insurance policy required or provided for by this Agreement; or compromise, extend, release, or adjust payments on any such Mortgage Note, except a conveyance of mortgaged property in full or partial satisfaction of indebtedness secured by a Mortgage.

         7.2.6 Loans. Make or permit to exist any loans, advances or extensions of credit to any person except loans made or acquired in the ordinary course of its business.

         7.2.7 Other Indebtedness. Incur, create, assume or permit to exist any Indebtedness except (a) Indebtedness to First Union; (b) Indebtedness existing as of the date hereof as listed on Exhibit F attached hereto and incorporated here in by reference, which Indebtedness shall be repaid (but not prepaid) strictly in accordance with the terms thereof as in effect as of the date hereof; (c) the endorsement of negotiable instruments in the ordinary course of business for deposit or collection, and (d) any other Indebtedness approved by First Union in its sole discretion.

         7.2.8  Change in Fiscal Year.  Change its fiscal year-end.

         7.2.9 Tangible Net Worth. Permit its Consolidated Tangible Net Worth to be less than $500,000.00 at any time.

         7.2.10 Ownership and Control. Make or permit any change in the ownership of Borrower which would effectively change control of Borrower from RSI.

         7.2.11 Guarantees. Guarantee or otherwise become responsible for any obligation of any other person, corporation, or entity, except for the endorsement of negotiable instruments by Borrower or its subsidiary, if any, in the ordinary course of business for collection.

         7.2.12 Encumbrances on Assets. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien charge, or other encumbrance, all of which when aggregated at any one time exceed $10,000.00, on any of its assets whether now owned or hereafter acquired, other than (i) security interests required by First Union in related security instruments;
(ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens.

         7.2.13 Financial Condition. Other than as necessary to comply with its obligations described in the Capital Contribution Agreement, RSI will not allow any material adverse change in its financial condition.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         Section 8.1 Prior to Initial Advance. First Union shall not be obligated to make any Advance hereunder unless it shall have received prior to the initial Advance, or waived receipt of in writing, each of the following:

         (a)     this Loan Agreement duly executed and delivered;

         (b)     the Note duly executed and delivered;

         (c) copies of (i) resolutions of Borrower authorizing the acceptance of the Loan, the execution and delivery of this Agreement and the other Loan Documents, and the execution of the Note in favor of First Union,
(ii) Borrower's bylaws, and (iii) representations as to authenticity of signatures and incumbency of officers;

         (d) a certificate of existence, certified articles of incorporation, and tax compliance letter from the state of Borrower's incorporation;

         (e)     the Security Agreement, duly executed and delivered

         (f) the Capital Contribution Agreement, duly executed and delivered;

         (f)     UCC-1 financing statements duly executed and delivered;

         (g) Bailee Agreement, duly executed and delivered, for each and every Purchaser known on the closing date;

         (h) Opinion of Borrower's and RSI's counsel opining as to, among other things, (i) the good standing and due incorporation of Borrower and RSI,
(ii) the due authorization and execution of the Loan Documents by Borrower and RSI, and (iii) the binding nature and enforceability of the Loan Documents (subject in each case to customary exceptions and limitations);

         (i)     Evidence of the insurance policy required under Section 7.1.7;

         (j) Payment of all fees and closing costs required hereunder and under the Loan Documents; and

         (k)     Such other matters as First Union may reasonably require.

         Section 8.2 Upon Each Advance. At the time of any Advances hereunder, Borrower and RSI shall be in compliance with all of the terms and conditions to be performed or observed by Borrower and/or RSI set forth in this Agreement, the other Loan Documents and all other documentation executed pursuant to this Agreement, and no Default or Event of Default shall have occurred and be continuing at the time of such borrowing. At the time of each Advance, Borrower shall also pay the facility fee required in accordance with
Section 2.6 and shall have complied with Section 7.1.19 in the event Borrower intends to sell the related Mortgage Loan to a new Purchaser.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

         Section 9.1 Events of Default. The occurrence of any one of the following events shall constitute, and be defined as, an "Event of Default" under this Agreement and the Note:

         (a) if Borrower fails to pay any amount due to First Union on its due date under the Note or this Agreement or otherwise be in default under the Note except that if failure to pay a principal payment when due in accordance with Article V is caused by Purchaser's failure to purchase a Mortgage Loan in accordance with the respective Purchase

Commitment, Borrower shall not be in default unless such principal payment is not made within fifteen (15) days from the date on which such principal payment is due.

         (b) if Borrower fails to observe or perform any other covenant, condition, or agreement on its part to be observed or performed under the Note or this Agreement or the other Loan Documents, and such failure continues for a period of fifteen (15) days from the date notice is given by First Union to Borrower of such noncompliance;

         (c) if any representation or warranty of Borrower made in this Agreement, the Note, the other Loan Documents or any certificate or written statement furnished to First Union in connection herewith or pursuant hereto was untrue or misleading in any material respect when made;

         (d) bankruptcy, insolvency, reorganization, liquidation, receivership or similar proceedings or actions, including a general assignment for the benefit of creditors, shall be instituted by or against Borrower and, if instituted against Borrower shall be pending for thirty (30) days or an order of relief shall be entered with respect to Borrower; or

         (e)     the default of Borrower under (i) any other obligation of
Borrower to First Union or (ii)     any obligation(s) of Borrower to any third
party creditor, the total aggregate amount of which exceed $25,000.00 at any time.

         (f) other than as necessary to comply with its obligations described in the Capital Contribution Agreement, the occurrence of a material adverse change in RSI's financial condition.

         Section 9.2 Remedies on Default. Upon the occurrence of any Event of Default, First Union may elect to exercise any one or more of the following remedies, in addition to any other rights and remedies otherwise available to First Union at law or in equity (to the extent not limited by Article X hereof):

         (a) declare all amounts payable under the Note to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived; provided, however, if an event as described in Section 9.1(d) hereof has occurred, all amounts payable under the Note shall become immediately due and payable without the necessity of any action by First Union;

         (b) exercise any and all rights, powers and remedies of a secured party in the Collateral or the proceeds thereof, under the laws of the State of South Carolina and the Uniform Commercial Code, to protect and enforce its rights in the Collateral, or any portion thereof, including without limitation:

                 i. To take immediate possession of all Collateral, whether now owned or hereafter acquired, without notice, demand, presentment, or resort to legal process, and, for those purposes, to enter any premises where any of the Collateral is located and remove the Collateral therefrom;

                 ii. To require Borrower (or Purchaser pursuant to the Bailee Agreement) to assemble and make the Collateral available to First Union at a place to be designated by First Union which is also reasonably convenient to Borrower.

              iii. To retain all Collateral in full or partial satisfaction of any unpaid Obligations as provided in the South Carolina Uniform Commercial Code or sell the Collateral at public (at which First Union may be the purchaser) or private sale after giving at least ten (10) days' notice of the time and place of the sale to Borrower (such notice constituting reasonable notice under the South Carolina Uniform Commercial Code) at Borrower's address shown above or at such other address as may be shown from time to time on the records of First Union by registered or certified mail, with or without having the Collateral physically present at the place of the sale .

              v. To exercise any and all rights of set-off which First Union may have against any account, fund, or property of any kind, tangible or intangible, belonging to Borrower which shall be in First Union's possession or under its control.

              vi. To cure any Event of Default in such manner as deemed appropriate by First Union. Any costs related to such actions will be an Obligation of Borrower and secured by the Collateral.

         (c) enforce the terms and conditions and exercise the rights, powers, and remedies contained in any one or more of the instruments, documents and contracts forming a part of the Collateral, including the rights of collection, acceleration and foreclosure; and

         (d) enforce the terms of the Note or this Agreement by action or other processing for specific performance or injunction.

         Section 9.3 Application of Proceeds. The proceeds derived by or for the account of First Union from the exercise of its rights, powers and remedies upon an Event of Default shall be retained and applied by First Union to pay:

         (a) first, the reasonable costs and expenses of such exercise, including any advances made or incurred by First Union to protect the collateral or First Union's rights therein;

         (b)  second, any past due indebtedness evidenced by the Note;

         (c) third, any other amounts due and payable to First Union under or with respect to this Agreement; and

         (d)  fourth, the balance, if any, to Borrower.

         Section 9.4 Deficiency. To the extent the proceeds realized from the disposition of the Collateral shall fail to satisfy any of the foregoing items, Borrowers, and each of them, shall remain liable to pay any deficiency to First Union.

         Section 9.5 Remedies Not Exclusive. No remedy conferred upon or reserved to First Union by the terms of this Agreement is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to First Union hereunder or now or hereafter existing at law or in equity.

         Section 9.6 No Implied Waiver. No delay or failure to exercise any right, power or remedy accruing upon any default or Event of Default shall impair the same or be construed as a waiver thereof or acquiescence therein; and every such right and power may be exercised from time to time as often as may be deemed expedient.

         Section 9.7 Resort to Borrower. First Union may, at its option, pursue any and all rights and remedies directly against any Borrower without resort to any Collateral.


                                   ARTICLE X

                            LIMITATIONS OF LIABILITY

         Section 10.1 First Union Not Liable. First Union shall not be liable for the acts of any other party or parties to this Agreement, including Borrower and its officers, directors, agent or employees in their individual capacities.

         Section 10.2 Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed in or to be implied from this Agreement or the Note is intended or shall be construed to give any person, corporation, or other entity not a party hereto any legal or equitable right, remedy or claim under or with respect to this Agreement or the Note.


                                   ARTICLE XI

                                ATTORNEY IN FACT

         During the continuance of an Event of Default, Borrower hereby irrevocably appoints First Union its attorney in fact, with full power of substitution, for and on behalf and in the name of Borrower to endorse and deliver to First Union or any other person any checks, instruments or other papers coming into First Union's possession representing payments made on Mortgage Notes or in respect to the Mortgage Notes or Purchase Commitments; to endorse and deliver in the name of Borrower any Mortgage Note; to do every other thing necessary or desirable to effect transfer of a Mortgage and related Mortgage Note to First Union or to any other person in accordance with the terms of this Agreement; to take all necessary and appropriate action in the name of Borrower with respect to Mortgage Loans and the servicing of Mortgage Loans; to commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Purchase Commitment, Mortgage Loan, Mortgage Note, or other Collateral; and to sign Borrower's name whenever appropriate to effect the performance of this Agreement. Notice of the taking of any such action shall be promptly given to Borrower. This Section shall be liberally construed so as to give the greatest latitude to First Union's power, as attorney, to collect, sell and deliver Mortgage Loans as evidenced by Mortgage Notes and all other documents relating thereto. The power of attorney conferred by this Section is granted for a valuable consideration and is coupled with an interest and is irrevocable so long as the Loan shall remain unpaid.

                                  ARTICLE XII

                           DELIVERY OF MORTGAGE NOTES

         Borrower shall have the right to deliver Mortgage Notes, Mortgages and other Collateral Documents to a Purchaser or to a courier designated by a Purchaser for delivery to such Purchaser to be held by Purchaser in accordance with the terms of the Bailee Agreement. If Borrower holds any Collateral Documents in lieu of conveying them to a Purchaser in accordance with the Bailee Agreement Borrower will give First Union a trust receipt therefor in form and substance satisfactory to First Union. First Union shall in any event have a continuing security interest in the Collateral. Borrower agrees to include in any transmittal of Collateral Documents to a Purchaser or other purchaser (approved by First Union) a notice, substantially in the form attached to the Bailee Agreement as Exhibit A, of First Union's security interest in the Mortgage Note and other Collateral Documents.


                                  ARTICLE XIII

                             INDEMNITY AND RELEASE

         Section 13.1 Indemnity. Borrower agrees to hold First Union harmless and indemnify it with respect to all costs, losses, damages and expenses, including court costs and attorneys fees, which First Union may sustain as a result of (i) any transaction contemplated by this Agreement, (ii) any failure on the part of Borrower to comply with any provisions of this Agreement, (iii) the release of any of the Collateral Documents to a Purchaser or to a courier designated by such Purchaser or (iv) any claim arising in connection with any Mortgage Loan, including, without limitation, any claim arising out of the noncompliance of such Mortgage Loan with all applicable laws, rules and regulations of any governmental authority, including but not limited to, usury laws, the Truth in Lending Act, Regulation Z of the Board of Governors of the Federal Reserve System and any similar state statute or regulation, the Real Estate Settlement Procedure Act of 1974 as amended (and Regulation X promulgated thereunder), and any other federal or state statute, act, rule or regulation. This hold harmless and indemnification agreement, however, shall not extend to any cost, loss, damage or expense caused by First Union's gross negligence or recklessness.

         First Union agrees to exercise good faith and fair dealing in relations with Borrower in connection with the resolution of any matter entitling First Union to indemnity under this Section.

         Section 13.2 Release. Borrower acknowledges and agrees that First Union shall have no liability to Borrower or any other person for failure of a Purchaser to purchase a Mortgage Note in accordance with an Purchase Commitment, and Borrower hereby releases and discharges First Union from any and all liability, of every kind and nature, in connection with the failure or termination of any Purchase Commitment.


                                  ARTICLE XIV
                                  ARBITRATION

         Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Loan Agreement and other Loan Documents ("Disputes") between or among parties to this Loan Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Loan Agreement.

         Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code; provided, however, that in the event it is determined that Title 9 is not applicable to a Dispute, the South Carolina Uniform

Arbitration Act, S. C. Code Ann. Section 15-48-10 et seq. shall be the governing law. All arbitration hearings shall be conducted in Greenville, South Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00.
All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
(i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and
(iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         The parties agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.


                                   ARTICLE XV

                                 MISCELLANEOUS

         Section 15.1 Notices. Any notice required under the Note or this Agreement shall be in writing, and any notice, certificate, approval, consent, or other communication required or permitted under the Note or this Agreement shall be deemed given upon delivery by hand or on the third day following the day on which the same has been mailed by registered or certified mail, postage prepaid addressed as follows:

         If to Borrower:    CambridgeBanc, Inc.
                            Post Office Box 17918
                            Greenville, SC 29606
                            Attn: Mr. Matthew J. Marron, Jr.

         If to First Union: First Union National Bank of South Carolina
                            Post Office Box 17918
                            Greenville, South Carolina 29602
                            Attn: Mr. Charles P. Cecil

Any party may, by notice hereunder to each of the other parties, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 15.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         Section 15.3 Severability. In the event that any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 15.4 Waiver of Default. First Union may, by written notice to Borrower, at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Event of Default which shall have occurred hereunder with respect to First Union and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Borrower and First Union shall be restored to their former position and rights hereunder and the other Loan Documents, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall be established by conduct, custom or course of dealing or extend to any subsequent or other default or Event of Default, or impair any right or remedy consequent thereon.

         Section 15.5 Amendments and Waivers. First Union and Borrower may, subject to the provisions of this Section 15.5, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or the other Loan Documents to which they are party or changing in any manner the rights of First Union or of Borrower hereunder, and First Union may execute and deliver to Borrower a written instrument waiving any of the requirements of this Agreement; provided, however, no amendment or other modification of this Agreement or any other loan document to which First Union and Borrower are party shall be effective unless made in accordance with the provisions of this Section 15.5. Any such written supplemental agreement or waiver shall be binding upon Borrower and First Union.

         Section 15.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of First Union, any right, power or privilege hereunder, or other conduct, custom or course of dealing, shall operate as a waiver or amendment of any such right, power or privilege; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the other loan documents provided are cumulative and not exclusive of any rights or remedies provided at law, in equity or by statute.

         Section 15.7 Costs. Any reasonable costs or expenses incurred by First Union in connection with this Agreement or the enforcement (or defense) of this Agreement or the Loan Documents, including, all reasonable legal fees and expenses, shall be paid by the Borrower.

         Section 15.8 Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of the Note and the expiration or termination of this Agreement.

         Section 15.9     Headings.  Article and Section headings and the

Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         Section 15.10 Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         Section 15.11 Entire Agreement. This Agreement, together with its Exhibits, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or commitments, express or implied, oral or written, except as herein contained.

         Section 15.12 Applicable Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of South Carolina.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WITNESSES:                        CAMBRIDGEBANC, INC.


/s/ Jo W Hackl                    By: /s/ Matthew J. Marron, Jr.
                                  Printed Name: Matthew J. Marron, Jr.
                                  Title:  President

/s/ Jim Warren





                                  FIRST UNION NATIONAL BANK OF SOUTH CAROLINA


/s/ David Gossett                 By: /s/ Jack Whitener
                                  Printed Name: Jack Whitener
                                  Title: S. V. P.
/s/ Elizabeth Holley



                                  RSI HOLDINGS, INC.

/s/ Jo W Hackl                    By: /s/ Buck A. Mickel
                                  Printed Name: Buck A. Mickel
                                  Title: VP
/s/ Jim Warren

                                   EXHIBIT A

                                BAILEE AGREEMENT





                                    Omitted

                                   EXHIBIT B

                         CAPITAL CONTRIBUTION AGREEMENT





                                    Omitted

                                   EXHIBIT C

                            FORM OF PROMISSORY NOTE




                                    Omitted

                                   EXHIBIT D

                    ASSIGNMENT OF MORTGAGE AND MORTGAGE NOTE





                                    Omitted

                                   EXHIBIT E

                                  SUBSIDIARIES





                                      None

                                   EXHIBIT F

                            SCHEDULE OF INDEBTEDNESS




                                      None

                    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                  PURSUANT TO S.C. CODE ANN. SECTION 15-48-10



                                PROMISSORY NOTE

$500,000.00
                                                              December 12, 1996

CambridgeBanc, Inc.
Post Office Box 17918
Greenville, South Carolina 29606
Hereinafter referred to as the "Borrower")

First Union National Bank of South Carolina
1 Beattie Place
Greenville, South Carolina 29602
(Hereinafter referred to as the "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) or such sum as may be advanced from time to time with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

SECURITY. Borrower has granted Bank a security interest in the Collateral described in the Loan Documents, including, but not limited to, (i) personal property collateral described in that certain Security Agreement of even date herewith and (ii) Collateral described in those certain Assignments of Mortgage and Mortgage Note from Borrower to Lender given from time to time during the term of the Loan as described in the loan agreement dated as of the date hereof between Borrower, RSI Holdings, Inc., and the Bank (the "Loan Agreement").

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the rate of Bank's Prime Rate plus 1.00% (100 basis points) as that rate may change from time to time with changes to occur on any effective date Bank's Prime Rate changes ("Interest Rate"). Bank's Prime Rate shall be that rate announced by Bank from time to time as its Prime Rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, the rate of interest on the unpaid principal shall at the option of the Bank be increased to 3% over the Interest Rate ("Default Rate"), and/or to the extent permitted by law a late charge may also be imposed in an amount not to exceed five percent (5%) of the unpaid portion of any payment in default for more than fifteen (15) days. The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST COMPUTATION. (Actual/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only commencing on January 15, 1997, and on the same day of each month thereafter through April 30, 1998. All outstanding principal and accrued but unpaid interest shall be due and payable in full on April 30, 1998.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.


If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.


LOAN DOCUMENTS AND OBLIGATIONS. The term "Loan Documents" used in this Note and other Loan Documents refers to all documents executed in connection with the loan evidenced by this Note and may include, without limitation, a loan agreement, this Note, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, but however, does not include swap agreements as defined in 11 U.S.C. Section 101 whenever executed.

The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations as defined in the respective Loan Documents, and all obligations under any swap agreements as defined in 11 U.S.C. Section 101 between Borrower and Bank whenever executed.

LATE CHARGE. If any payments are not timely made, Borrower shall pay, in addition to the Default Rate of Interest to Bank a late charge equal to 5% of each payment past due for 15 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

If this Note is secured by owner-occupied residential real property located outside the state in which the office of Bank first shown above is located, the late charge laws of the state where the real property is located shall apply to this Note, or if permitted under the law of that state, 5% of each payment past due for 15 or more days.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the

Obligations, in accordance with the terms of the Loan Agreement, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

BORROWER'S ACCOUNTS. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates.

DEFAULT; REMEDIES UPON DEFAULT. Any Event of Default as described in the Loan Agreement shall be a default ("Default") under this Note. If a Default occurs, Bank may take any action and shall have any remedy available as provided in the Loan Agreement or otherwise available at law or in equity.

OF CREDIT ADVANCES. Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time, so long as the total indebtedness outstanding at any one time does not exceed the lesser of the principal amount stated on the face of this Note, or one hundred percent (100%) of the aggregate amount of all amounts disbursed by Borrower under all Mortgage Notes (as defined in the Loan Agreement) accepted by Lender as Collateral herefor. Bank's obligation to advance or readvance under this Note shall terminate if Borrower is in Default.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or any person liable under this Note or other Loan Documents, all without notice to or consent of any Borrower or any person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank upon prior notice to Borrower. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give Bank written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Advances. Bank in its sole discretion may make other advances and readvances under this Note pursuant hereto. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. Each Borrower is jointly and severally obligated under this Note. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided in the Loan Agreement.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                          CambridgeBanc, Inc.
                          Taxpayer Identification Number:   57-1030216
CORPORATE                 By: /s/ Matthew J. Marron, Jr.,
SEAL                          Matthew J. Marron, Jr., President

                              SECURITY AGREEMENT
                                                               December 12, 1996
CambridgeBanc, Inc.
Post Office Box 17918
Greenville, South Carolina 29606
(Hereinafter referred to as the "Debtor")

First Union National Bank of South Carolina
1 Beattie Place
Greenville, South Carolina 29602
(Hereinafter referred to as the "Bank")

For value received and to secure payment and performance of the Promissory Note executed by the Debtor dated even date herewith, in the original principal amount of $500,000.00, payable to Bank, and any extensions, renewals, modifications or notations thereof (the "Note"), this Security Agreement and the other Loan Documents, and any other obligations of Debtor to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, including swap agreements (as defined in 11 U. S. C. Section 101), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon the following described property, now owned or hereafter acquired, any additions, accessions, or substitutions thereof and thereto, and all proceeds and products thereof, including cash or non-cash dividends (collectively, "Collateral"):

All Mortgage Notes (as defined in the Loan Agreement dated of even date herewith by and among Debtor, RSI Holdings, Inc., and the Bank ("Loan Agreement")), and all other documents and instruments executed in connection with the closing of a Mortgage Loan including, without limitation, all Mortgages (each as defined in the Loan Agreement); whether now existing or hereafter acquired, wherever located; and all products and proceeds of any of the foregoing, including without limitation all insurance proceeds relating thereto.

Debtor hereby represents and agrees that:

OWNERSHIP. Debtor owns the Collateral or will acquire rights in the Collateral with respect to which an Advance is made within ten days of the date advances are made under the Note. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to Bank and other than Permitted Liens (as defined in the Loan Agreement.

NAME AND OFFICES. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the 2 years preceding the date of execution of this Security Agreement (Debtor having been incorporated on September 29, 1995) and Debtor has not moved its executive offices or residence within the 2 years preceding the date of execution of this Security Agreement except as previously reported in writing to Bank. The taxpayer identification number of Debtor as provided herein is correct.

TITLE/TAXES. Debtor has good and marketable title to Collateral and will warrant and defend same against all claims. Debtor will not transfer or sell Collateral except to Purchasers pursuant to a written Purchase Commitment (as defined in the Loan Agreement. Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.

WAIVERS. Debtor waives presentment, demand, protest, notice of dishonor, notice of default, and demand for payment. Debtor further agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to notice or to hearing prior to Bank's taking immediate possession or control of any Collateral, and to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral.

EXTENSIONS, RELEASES. Debtor agrees that Bank may extend, renew or modify any of the Obligations and grant any releases, compromises or indulgences with respect to any security for the Obligations, or with respect to any party liable for the Obligations, all without notice to or consent of Debtor and without affecting the liability of Debtor or the enforceability of this Security Agreement.

NOTIFICATIONS OF CHANGE. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor's chief place of business and/or residence;
(ii) Debtor's name or identity; or (iii) Debtor's corporate structure. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor represents it is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, Collateral, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U. S. C. Section 3617, et seq.) or narcotics (including 21 U. S. C. Section 801, et seq.) and all applicable federal, state and local laws, and regulations intended to protect the environment.

RISK OF LOSS. Debtor shall bear all risk of loss with respect to the Collateral.

ADDITIONAL COLLATERAL. If at any time Collateral is unsatisfactory to Bank, then on demand of Bank, Debtor shall immediately furnish such additional Collateral satisfactory to Bank to be held by Bank as if originally pledged hereunder and shall execute such additional security agreements and financing statements as requested by Bank.

FINANCING STATEMENTS. No Financing Statement (other than any filed by Bank or disclosed above) covering any of Collateral or proceeds thereof is on file in any public filing office. This Security Agreement, or a copy thereof, or any Financing Statement executed hereunder may be recorded. On request of Bank, Debtor will execute one or more Financing Statements in form satisfactory to Bank and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable and so requested of Debtor. Bank is authorized to file Financing Statements and to execute continuation Financing Statements or amendments to Financing Statements relating to Collateral without Debtor's signature where authorized by law provided that Bank promptly sends a copy of same to Debtor. Debtor appoints Bank as its attorney-in-fact to execute such documents necessary to accomplish perfection of Bank's security interest. The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding. Debtor further agrees to take such other actions as required by applicable law for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein. If certificates are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection of notation thereon.

INSTRUMENTS. Any Collateral that is instruments and negotiable documents will be properly assigned to, deposited with and held by Bank, or a bailee of Bank pursuant to a written Bailee Agreement (as defined in the Loan Agreement), unless Bank shall hereafter otherwise direct or consent in writing. Upon the occurrence of any Default prior to sale of any Collateral to a Purchaser, Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange with regard to such Collateral, and other similar rights, privileges and options pertaining to the Collateral, but shall have no duty to do so.

COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein, in the Loan Agreement, or in any applicable Bailee Agreement; and by way or explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of the Collateral (unless caused by its willful misconduct), (ii) its failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral, or (iii) its failure to present or surrender for redemption, conversion or exchange any bond, stock, paper or other security whether in connection with any merger, consolidation, recapitalization, or reorganization, arising out of the refunding of the original security, or for any other reason, or its failure to notify any party hereto that the Collateral should be so presented or surrendered.

TRANSFER OF COLLATERAL. The Bank may assign its rights in the Collateral or any part thereof, to an assignee, as well as any subsequent holder hereof, who shall thereupon become vested with all the powers and rights herein given to the Bank with respect to the property so transferred and delivered, and the Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred the Bank shall retain all rights and powers hereby given.

SUBSTITUTE COLLATERAL.  With prior written consent of Bank, other

Collateral may be substituted for the original Collateral herein in which event all rights, duties, obligations, remedies and security interests provided for, created or granted shall apply fully to such substitute Collateral.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, to inspect, audit, and examine the Collateral and to make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to the Collateral, Debtor's business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request. Bank agrees to exercise any such rights in a manner so as not to unduly interfere with the operation of Debtor's business.

CROSS COLLATERALIZATION LIMITATION. As to any other existing or future consumer purpose loan by Bank to Debtor, within the meaning of the Federal Consumer Credit Protection Act, Bank expressly waives any security interest granted herein in Collateral that Debtor uses as a principal dwelling and household goods.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Agreement and in preserving and liquidating the Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default ("Default") under this Security Agreement shall exist: (i) Any breach of any representation or agreement contained or referred to in this Security Agreement; the loss, theft, substantial damage, or destruction of the Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss; any sale or encumbrance of any of the Collateral (except for Permitted Liens) without prior written consent of Bank; or the making of any levy, seizure, or attachment on or of the Collateral which is not removed with 10 days; or (ii) any Event of Default occurs as defined in the Loan Agreement which is not cured within the applicable cure period, if any.

REMEDIES ON DEFAULT. If a Default occurs, Bank shall have all the rights and remedies of a secured party as set forth in the Loan Agreement and under the South Carolina Uniform Commercial Code or those otherwise existing at law or in equity.

REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

MISCELLANEOUS. (i) Amendments and Waivers. No waivers, amendments or modifications of any provision of this Security Agreement shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. Neither the failure of, nor any delay by, Bank in exercising any right, power or privilege granted pursuant to this Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. (ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the successors and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the state in which the office of Bank as stated above is located without regard to that state's conflict of laws principles. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank as stated above is located. (v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that the Debtor changes Debtor's address at any time prior to the date this Note is paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Loan Documents. The term "Loan Documents" refers to all documents executed in connection with the Obligations and may include, without limitation, commitment letters, loan agreements, guaranty agreements, other security agreements, letters of credit, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, and any amendments or supplements (excluding swap agreements as defined in 11 U. S. C. Section 101).
(ix) Joint and Several Liability. If more than one person has signed this Security Agreement, such parties are jointly and severally obligated hereunder.
(x) Binding Contract. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Agreement to be executed under seal.

                 CambridgeBanc, Inc.
                 Taxpayer Identification Number:  57-1030216

CORPORATE        By:  /s/Matthew J. Marron, Jr.
SEAL                Matthew J. Marron, Jr., President
12485-33

                                BAILEE AGREEMENT


         THIS BAILEE AGREEMENT is entered into by and among First Union National Bank of South Carolina, ("Lender"), CambridgeBanc, Inc. ("Seller"), and _______________________________, ("Buyer").

         WHEREAS, Seller may, from time to time, originate and close residential mortgage loans (each, a "Mortgage Loan"); and

         WHEREAS, each Mortgage Loan will be evidenced by a promissory note (each, a "Mortgage Note") and secured by a mortgage or certain other documents (collectively, together with each Mortgage Note, the "Collateral"); and

         WHEREAS, Seller may obtain monies from Lender to fund such Mortgage Loans, and will grant Lender a security interest in the Collateral securing such Mortgage Loans; and

         WHEREAS, Seller intends to sell certain closed Mortgage Loans to Buyer pursuant to the FHA Title I Loan Master Purchase and Sale Agreement dated as of ___________________________________ between Seller and Buyer (the "Contract"), and one or more Confirmation Letters between Seller and Buyer (each, a "Confirmation Letter") entered into pursuant to the applicable Contract as identified in each Confirmation Letter (the Contract and any and all Confirmation Letters are hereafter collectively referred to as the "Instruments"); and

         WHEREAS, Lender has requested that Buyer act as Lender's bailee with respect to such Collateral until the related Mortgage Loan is purchased by Buyer.

         NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Seller, and Buyer agree as follows:

         Section 1. Notification and Acknowledgment of Security Interest. Seller shall attach to each shipment to Buyer of one or more Mortgage Notes a cover letter, substantially in the form of Exhibit A attached hereto, that:
(a) references this Bailee Agreement; and (b) acknowledges that each related Mortgage Loan is subject to Lender's security interest. Seller, shall promptly forward such cover letter and Mortgage Note(s) and other Collateral related thereto to Buyer at the following address (or such other address as may be sent in writing by Buyer to Seller and Lender):




                 Attn:

Immediately upon receipt, and not later than forty-eight (48) hours following receipt, Buyer shall sign and date such cover letter and shall mail and telefax it to Lender at the following address or number (or such other address or number as may be sent in writing by Lender to Buyer and Seller):

                Lender:  First Union National Bank of South Carolina
                         1 Beattie Place
                         Greenville, South Carolina 29602
                         Attention: Melinda J. Siefert, Assistant Vice President
                         Telefax:    (864) 255-8261
                         Telephone:  (864) 255-8268

The Mortgage Loan file shall not be deemed complete until the receipt by Buyer of the original executed Mortgage Note endorsed in blank or to Buyer, together with the other documents listed in the Instrument. Such cover letter, when executed by Buyer, shall constitute acknowledgment by Buyer of Lender's security interest in the related Collateral, provided, however, that the failure of Buyer to acknowledge such cover letter shall not impair or affect the enforceability of this Bailee Agreement or of Lender's lien on the related Collateral evidenced hereby.

         Section 2. Buyer as Bailee. Effective upon Buyer's receipt of the Collateral and the cover letter described in Section 1 above, Buyer will hold the Collateral, in which Lender holds a security interest, as bailee for the benefit of Lender, pursuant to the provisions of the Uniform Commercial Code, as adopted in the State of South Carolina, until Buyer's status as bailee is terminated as set forth in Section 3 hereof. Prior to such termination, Buyer shall not deliver the Collateral to Seller or any third party. Buyer shall act only as a bailee for Lender and shall not be deemed to be a representative, trustee, or fiduciary or otherwise an agent of or for Lender or Seller with respect to the Collateral. The standard of care to be exercised by Buyer in holding the Collateral shall be the same degree of care and skill as Buyer exercises when it holds Mortgage Loan documents on its own behalf.

         Section 3. Termination of Security Interest and Release of Bailee. Buyer's status and obligations as bailee shall automatically terminate, without further action by any party, upon the earliest to occur of: (i) payment of the Purchase Price to Seller, as set forth in Section 4 hereof (the "Purchase Date"); or (ii) return of the Collateral to Lender, as set forth in Section 5 hereof. Lender agrees that its security interest in the Collateral and that all right, title, and interest it may have in each related Mortgage Loan purchased by Buyer are and shall be fully released effective as of the Purchase Date, whereupon Buyer will have no further obligations to Lender with respect to such Collateral.

         Section 4. Purchase Price. The "Purchase Price" means the price Buyer agrees to pay to purchase a Mortgage Loan pursuant to the Instruments. Upon Lender's request, Seller agrees promptly to provide Lender with copies of the Instruments. Lender and Seller acknowledge that the Purchase Price may be less than the full principal amount of the Mortgage Note evidencing the Mortgage Loan, and that Seller may have paid or advanced other funds to Buyer in connection with the Instruments, which funds are not included in the Purchase Price. Buyer agrees that the Purchase Price paid to Seller with respect to a particular Mortgage Loan shall not be reduced due to adjustments relating to another Mortgage Loan. For purposes of the Purchase Date set forth in Section 3 hereof, the Purchase Price shall be deemed paid in full when either: (a) Seller collects funds in the amount of the Purchase Price pursuant to a cashiers check mailed to Seller's address set forth in Section 7 below from Buyer and deposits such check in its account with Lender referenced hereinbelow (or any other account designated by Lender); (b) Seller receives a federal wire transfer in the amount of the Purchase Price into its account with Lender referenced hereinbelow (or any other account designated by Lender) from Buyer:

                          Bank: First Union National Bank of South  Carolina
                          Address: 1 Beattie Place, Greenville, SC 29602
                          ABA Number: 053207766
                          Account: 2010000314483 (note, this account # may
                                  change as of January 1997 contact First Union for confirmation of account #)
                          Attention: Melinda J. Siefert, Assistant Vice
                                  President

or (c) Seller collects funds in such other manner as requested by Lender and such funds are deposited in the account with Lender referenced hereinabove (or any other account designated by Lender). Seller agrees promptly to process and submit any such cashiers check received from Buyer for payment to Lender.
Buyer shall not be liable to Lender or Seller for any additional expenses incurred by Lender or Seller because of: (i) payments lost or delayed due to incorrect wire transfer or mailing instructions provided by Seller; (ii) Seller's failure promptly to process a cashiers check; or (iii) Lender's failure to promptly submit a cashiers check for payment. Buyer shall notify Seller of the purchase of a Mortgage Loan by sending a funding advice to Seller, and, upon Lender's request, Seller shall promptly telecopy such funding advice to Lender.

         Section 5. Return of Collateral to Lender. Buyer will deliver the Note and other Collateral in Buyer's possession to Lender: (a) upon receipt by Buyer of Lender's written request therefor (provided that such request is received by Buyer prior to Buyer's payment of the Purchase Price to Seller); or
(b) promptly, in the event that Buyer elects not to purchase the Mortgage Loan, or in the event that the Mortgage Note or other Collateral is defective and requires correction. In the alternative, Buyer shall take such other action with respect to the Note and other Collateral as may be agreed upon in writing between Lender and Buyer with notice to Seller. Any delivery from Buyer to Lender shall be made by express mail to the address of Lender set forth in
Section 1 hereof. In no event shall Buyer return any item of Collateral to Seller prior to the termination of Lender's security interest in the Collateral.

         Section 6.  Representation and Warranties.

(a)      As of the date of delivery of each Mortgage Loan to Buyer:

(i) Lender represents and warrants to Buyer that (A) Lender has not assigned, hypothecated, transferred, pledged, or otherwise conveyed the Collateral to any other party, or recorded any assignment of mortgage or deed of trust relating to such Mortgage Loan, and (B) during the period that Buyer holds the Collateral as bailee, unless and until the Collateral is returned by Buyer to Lender, Lender will not assign, hypothecate, transfer, pledge, or otherwise convey any of Lender's right, title, or interest in such Collateral; nor will Lender need or cause to be needed any assignment of mortgage or deed of trust relating to such Mortgage Loan;

(ii) Seller certifies to Buyer that the documents relating to each Mortgage Loan purchased have been delivered to Buyer by Seller or Seller's closing agent (except for any loan and security agreement between Lender and Seller, and any unrecorded assignment of a mortgage or deed of trust); and

(iii) Lender's execution and delivery of this Bailee Agreement have been specifically approved by Lender. This Bailee Agreement constitutes the "written agreement" governing Lender's rights and obligations with respect to Buyer in connection with Lender's role as Seller's warehouse lender for the Mortgage Loans, and Lender shall continuously maintain all components of such "written agreement" as an official record of Lender or any successor thereof that Lender owns or controls.

(b) Immediately following payment of the Purchase Price for a particular Mortgage Loan as described in Section 4 hereinabove, Lender represents and warrants that (i) Lender has fully relinquished all right, title, and interest it may have in and to such Mortgage Loan; (ii) all notes, mortgages, and other original documents, instruments, and materials that have been delivered to Buyer pursuant to subsection 6(a)(ii) above have been released to Buyer; and (iii) any unrecorded assignments in Lender's possession relating to such Mortgage Loan are null and void, and Lender covenants to and agrees with Buyer that Lender immediately will take any and all action necessary to assign and transfer any recorded interest in such Mortgage Loan to Buyer.

Section 7. Notices. Any notices sent to Buyer or Lender pursuant to this Agreement shall be sent to the address applicable in accordance with Section 1 of this Agreement, and any notices sent to Seller pursuant to this Agreement shall be sent to Seller at the following address (or such other address as may be sent in writing by Seller to Buyer and Lender):

                 CambridgeBanc, Inc.
                 Post Office Box 17918
                 Greenville, South Carolina 29606
                 Attention: Matthew J. Marron, Jr.

Section 8. Counterparts. This Bailee Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Bailee Agreement by signing any such counterpart.



                         [See Signature Page Attached]


IN WITNESS WHEREOF, each of the undersigned has caused this Bailee Agreement to be duly executed and delivered by its duly authorized officer as of December __, 1996.


LENDER:  First Union National Bank of South Carolina

By:     /s/ Jack Whitener
Name:     Jack Whitener
Title:     SVP


SELLER: CambridgeBanc, Inc.

By:      /s/ Matthew J. Marron, Jr.
Name:  Matthew J. Marron, Jr.
Title: President


BUYER:

By:
Name:
Title:

                         Exhibit A to Bailee Agreement





                                    Omitted

                     AGREEMENT BETWEEN CAMBRIDGEBANC, INC.
                             AND RSI HOLDINGS, INC.


         THIS AGREEMENT is entered into as of this 12th day of December, 1996 by and between CambridgeBanc, Inc., a South Carolina corporation
("CambridgeBanc") and RSI Holdings, Inc., a North Carolina corporation ("RSI").

         WHEREAS, CambridgeBanc is a wholly-owned subsidiary of RSI; and

         WHEREAS, CambridgeBanc desires to obtain a revolving line of credit (the "Line of Credit") for up to $500,000 from First Union National Bank of South Carolina ("Lender") pursuant to the terms of that certain Loan Agreement dated of even date herewith by and between CambridgeBanc, RSI and Lender (the "Loan Agreement"); and

         WHEREAS, as a condition precedent to extending the Line of Credit, Lender, pursuant to the terms of the Loan Agreement, has required that each of CambridgeBanc and RSI enter into this Agreement; and

         WHEREAS, each of CambridgeBanc and RSI has determined that it will benefit directly and indirectly from the Line of Credit and that it is in its best interests to enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         For so long as amounts are outstanding under the Line of Credit, RSI agrees to make capital contributions to CambridgeBanc so as to cause CambridgeBanc to maintain a Consolidated Tangible Net Worth (as such term is defined in the Loan Agreement) of at least $500,000 at all times during the term of the Line of Credit.

         RSI and CambridgeBanc acknowledge and agree that Lender has extended the Line of Credit in reliance upon the terms of this Agreement and that, as a third party beneficiary of this Agreement, Lender (and its assignees and successors) shall have the right to enforce its terms. No other person shall have any rights as a third party beneficiary or otherwise to enforce this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


                                        CAMBRIDGEBANC, INC.


/s/ Jo W. Hackl                         /s/ Matthew J. Marron, Jr.
Witness                                 By:
                                        Its:  President

                                        RSI HOLDINGS, INC.


/s/ Jo W. Hackl                         /s/ Buck A. Mickel
Witness                                 By:
                                        Its: Vice President